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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 26, 2001

CTN MEDIA GROUP, INC.

Delaware (state of other jurisdiction of incorporation)	0-199999 (Commission File Number)	13-3557317 (IRS Employer Identification No.)
3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326 (Address of principal office)
Registrant's telephone number, including area code (404) 256-4444
(Former name or former address, if changed since last report)

Item 5. Other Events

Sale of Subordinated Bridge Notes to U-C Holdings, L.L.C.

    In order to obtain financing to meet its short-term working capital needs, on November 26, 2001, CTN Media Group, Inc. ("CTN"), a Delaware corporation, and U-C Holdings, L.L.C. ("Holdings"), a Delaware limited liability company and majority stockholder of CTN, entered into a Subordinated Bridge Note Purchase Agreement (the "Purchase Agreement," attached hereto as Exhibit 10.1) whereby (1) Holdings agreed to purchase up to an aggregate of $3.0 million of subordinated bridge notes (with an initial purchase at closing of $1.5 million) (the "Notes," attached hereto as Exhibit 10.2), and (2) CTN agreed to grant to Holdings a junior lien on the assets of CTN as security for the obligations of CTN under the Purchase Agreement and the Notes on the terms set forth in a Subordinated Security Agreement (the "Security Agreement," attached hereto as Exhibit 10.3).

    The Notes accrue interest at a rate of 12% per year on the unpaid principal amount of the Notes outstanding on a daily basis. All accrued interest is due and payable by CTN on the earlier to occur of 90 days following (a) the scheduled maturity of the indebtedness owed by CTN to LaSalle Bank National Association ("LaSalle") pursuant to that certain Amended and Restated Credit Agreement dated as of August 14, 2001 (the "Credit Agreement"), or (b) the discharge of the indebtedness owed by CTN pursuant to the Credit Agreement (the "Maturity Date"), unless the Note has been converted prior to the Maturity Date pursuant to the terms of the Purchase Agreement. Unless prohibited under applicable law, after February 26, 2002, any accrued but unpaid interest shall bear interest at the rate of 18% per year on the unpaid interest on a daily basis. Interest accrues on any principal payment due under the Notes until such time as payment in full is delivered to the holders of the Notes.

    In the event of the sale by CTN to independent third parties of additional equity or subordinated debt, upon the election by a majority of the holders of the Notes, the holders of the Notes may convert all or any portion of the principal amount of any Notes outstanding at the time (including all accrued but unpaid interest) into the same securities offered in the financing at the same price at which the securities will be sold.

    Any time prior to the first to occur of (1) February 26, 2002 or (2) the closing by CTN of an additional third party financing, Holdings may purchase, at the written request of CTN, the remaining $1.5 million in principal of Notes not acquired by Holdings on November 26, 2001.

    CTN's obligations under the Notes and Purchase Agreement are secured by security interests and liens granted under the Security Agreement, which are subordinate to the security interests and liens granted by CTN to LaSalle pursuant to the Credit Agreement.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Subordinated Bridge Note Purchase Agreement dated as of November 26, 2001, by and between CTN Media Group, Inc. and U-C Holdings, L.L.C.
10.2	Subordinated Bridge Note, dated as of November 26, 2001.
10.3	Subordinated Security Agreement, dated as of November 26, 2001, by and between CTN Media Group, Inc. and U-C Holdings, L.L.C.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2001	CTN MEDIA GROUP, INC.
	By:	/s/ NEIL H. DICKSON Neil H. Dickson, Chief Operating Officer

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SIGNATURE